EXHIBIT 4.7

                           OPTIONAL CASH PURCHASE FORM

NATIONAL BANCORP OF ALASKA, INC.

                                                    ----------------------------
                                                         COMPLETE THIS FORM
                                                      FOR OPTIONAL CASH PURCHASE
                                                    ----------------------------
Account No.:
            ----------------------
Taxpayer ID:
            ----------------------
[name & address of shareholder]              OPTIONAL CASH PURCHASE: $
                                                                      ----------
                                             Make checks or money orders payable
                                             to  "National  Bank of Alaska Trust
                                             Department,   Plan  Administrator."
                                             Your account number should be noted
                                             on  your  check.  MINIMUM  OPTIONAL
                                             CASH  PURCHASE:   $50.00;   MAXIMUM
                                             OPTIONAL CASH PURCHASE:  $10,000 IN
                                             ANY CALENDAR QUARTER.




           Complete and send this card and the accompanying check to:

                    National Bank of Alaska Trust Department
                               Plan Administrator
                  Dividend Reinvestment and Stock Purchase Plan
                       301 West Northern Lights Boulevard
                             Anchorage, Alaska 99510